EXHIBIT 3(i)
                            CERTIFICATE OF MERGER

                              OF CALIPSO, INC.

                                     AND

                         KNOWLEDGE FOUNDATIONS, INC.


              Under Section 251 of the General Corporation Law
                          of the State of Delaware


     Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware, the undersigned hereby certify to the following information relating to the merger (the "Merger") of Knowledge Foundations, Inc., a Delaware corporation ("Disappearing Corporation") with and into Calipso, Inc., a Delaware corporation ("Surviving Corporation").

1. The names and states of incorporation of Surviving Corporation and Disappearing Corporation, which are the constituent business corporations participating in the Merger (the "Constituent Corporations"), are:

               Name                            State

          Calipso, Inc.                           Delaware
          Knowledge Foundations, Inc.             Delaware

2. An Agreement of Merger (the "Merger Agreement") setting forth the terms and conditions of the Merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware and approved by the requisite number of stockholders of Surviving Corporation and the requisite number of stockholders of Disappearing Corporation.

3. The name of Surviving Corporation shall be changed from Calipso, Inc. to Knowledge Foundations, Inc.

4.   The   Certificate  of  Incorporation  of  Calipso,  Inc.,   a   Delaware
   corporation, Surviving Corporation, as herein amended, shall be the Certificate of Incorporation of Surviving Corporation until further amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

5. An executed Merger Agreement is on file at an office of Surviving Corporation, which is located at 13525 Midland Road, Suite I, Poway, California, 92064.

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6.   A copy of the Merger Agreement will be furnished by Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.


     IN WITNESS WHEREOF, each of Calipso, Inc. and Knowledge Foundations, Inc. has caused this Certificate of Merger to be executed in its corporate name by the President and attested to by its Secretary or Assistant Secretary, who acknowledge that the facts stated in this instrument are true and correct and this instrument is their respective word and deed, on this 17 day of August, 2000.

                                   CALIPSO, INC.,
                                   a Delaware corporation


                                   By: /s/ Robert Ransom
                                        Robert Ransom, President

Attest:


By: /s/ Robert Ransom
     Robert Ransom, Secretary


                                   KNOWLEDGE FOUNDATIONS, INC.,
                                   a Delaware corporation


                                   By: /s/ Michael Dochterman
                                        Michael W. Dochterman, President


Attest:


By: /s/ Robert Dietrich
     Robert A. Dietrich, Asst. Secretary